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                                 JUST TOYS, INC.
                               50 WEST 23RD STREET
                            NEW YORK, NEW YORK 10010



                                                                    May 18, 1995



To: Morton Levy

               Just Toys, Inc. (the "Company") and you are parties to a prior option agreement (the "Prior Agreement") dated April 13, 1995. According to the Prior Agreement, the Company granted to you options, pursuant to the Company's 1992 Incentive and Non-Qualified Stock Option Plan (the "Plan") to purchase 50,000 shares of Common Stock, par value $.01 per share, of the Company, at a price of $2.00 per share. Under the Prior Agreement, such options were immediately exercisable. You and the Company now wish to terminate the Prior Agreement effective as of the date hereof and to enter into this agreement, which shall supersede the Prior Agreement and govern the terms and conditions of your options.

        Your options shall be exercisable at a price of $2.00 per share. The options shall be effective for a period of ten years commencing on May 18, 1995 and terminating on May 18, 2005. The options issued hereby have been designated by the Stock Option Committee as non-qualified options. These options may not be exercised, in part or in full, until November 19, 1995 (the "Exercise Date").

        This option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of the Plan (a copy of which is attached hereto as Exhibit A) as from time to time may be amended, provided, however that no future amendment or termination of the Plan shall, without your consent, alter in a manner adverse to you or impair any of your rights or obligations under this option. Reference is made to the terms and conditions of the Plan all of which, except as set forth below, are incorporated by reference in this option agreement as if fully set forth herein. Notwithstanding anything to the contrary in Article IV, Section 4.1(b) of the Plan, this option shall not be exercisable upon the dissolution or liquidation of the Company or upon a merger or consolidation of the Company in a transaction in which all or substantially all of the stockholders of the Company receive cash, securities of another company or other consideration in exchange for their shares of stock, whether or not the Company is the surviving corporation, or upon a sale of all or substantially all of the assets of the Company (all such transactions shall be collectively referred to herein as a "Sale"), if such Sale occurs prior to the Exercise Date.

        Unless at the time of the exercise of this option a registration statement under the

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Securities Act of 1933, as amended (the "Act"),  is in effect as to such shares, any shares purchased by you upon the exercise of this option shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of this option, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any shares pursuant to this option, if in the opinion of counsel to the Company, the shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such shares have been so registered or otherwise qualified.

        You understand and acknowledge that, under existing law, unless at the time of the exercise of its option a registration statement under the Act is in effect as to such shares: (i) any shares purchased by you upon exercise of this option may be required to be held indefinitely unless such shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold); (iii) in the case of securities to which Rule 144 is not applicable, compliance with Regulation A promulgated under the Act or some other disclosure exemption will be required; (iv) certificates for shares to be issued to you hereunder shall bear a legend to the effect that the shares have not been registered under the Act and that the shares may not be sold, hypothecated, or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such shares; and (vi) the Company has undertaken no obligation to register the shares or to include the shares in any registration statement which may be filed by it subsequent to the issuance of the shares to you. In addition, you understand and acknowledge that the Company has no obligation to furnish to you information necessary to enable you to make sales under Rule 144.

        This option (or installment thereof) is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit B, together with payment of the purchase price of the shares to be purchased. The purchase price is to be paid in cash or, at the discretion of the Stock Option Committee, by delivering shares of the Company's stock already owned by you and having a fair market value on the date of exercise equal to the exercise price of the option, or a combination of such shares and cash, or otherwise in accordance with the Plan.

        The Company may establish from time to time, appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of an option. You shall pay the Company all such amounts requested by the Company to permit the Company to take any deduction available to it resulting from the exercise of an option. The Company may also establish, from time to time, appropriate procedures to ensure that the Company receives prompt advice concerning the occurrence of any event which may create, or affect the timing or amount of, any obligation to

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pay or withhold  any such taxes or which may make  available  to the Company any tax deduction resulting from the occurrence of such event, and you will comply with all such procedures so established.

        Kindly evidence your acceptance of this option and your agreement to comply with the provisions hereof and of the Plan by executing this letter under the words "Accepted and Agreed To."


                                                   Sincerely,

                                                   JUST TOYS, INC.


                                                   By:
                                                      --------------------------
                                                   Name: Barry Shapiro
                                                   Title: President

ACCEPTED AND AGREED TO:


- ----------------------------
Morton J. Levy

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                                                                       EXHIBIT A



                                 JUST TOYS, INC.

                              AMENDED AND RESTATED

                               1992 INCENTIVE AND

                         NON-QUALIFIED STOCK OPTION PLAN


                                    ARTICLE I
                          PURPOSE AND SCOPE OF THE PLAN

               1.1 PURPOSE. This Stock Option Plan (the "Plan") is intended to assist Just Toys, Inc. (the "Company") in attracting and maintaining a strong management for the Company by encouraging ownership of common stock of the Company by the Company's officers, directors, independent contractors and employees. The Plan is also intended to enable the Company to reward the efforts, abilities and industries of such officers, directors, independent contractors and employees who render employment and other services which contribute materially to the success of the Company's business.

               1.2 DEFINITIONS. For purposes of the Plan, unless the context otherwise indicates, the following definitions shall be applicable:

        (a) "Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

        (b)    "Code" means the Internal Revenue Code of 1986, as amended.

        (c)    "Commission" means the Securities and Exchange Commission.

        (d) "Committee" means the Stock Option Committee of the Company which shall be composed of not less than two persons appointed by the Board of Directors, each of whom shall be a "disinterested person" as that term is defined in Rule 16b-3(c)(2)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934.

        (e) "Director" means any person who is a member of the Board of Directors whether or not such person is an Employee.

        (f) "Employee" means and includes any person who is an employee of the Company or any Subsidiary (including officers and directors who are also employees).

        (g) "Fair Market Value" of a Share means (i) if the Shares are quoted on the NASDAQ National Market System or listed on a national securities exchange, the closing price on such market or

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such exchange,  (ii) if the Shares are not quoted on the NASDAQ  National Market
System or listed on a national securities exchange, the mean between the closing bid and asked prices of publicly-traded Shares in the over-the-counter market as reported on the NASDAQ system or by any nationally recognized quotation service selected by the Company, or (iii) if the Shares are not then publicly-traded, as determined, in good faith, by the Committee.

        (h) "Grant Date," as used with respect to a particular option, means the date as of which such option is granted by the Committee pursuant to the Plan.

        (i) "Grantee" means an individual or entity to whom an option is granted by the Committee pursuant to the Plan.

        (j) "Incentive Stock Option" and "ISO" means an option intended to qualify under Section 422 of the Code.

        (k) "Independent Contractor" means any third party retained or engaged by the Company or any Subsidiary to provide services to the Company or such Subsidiary, including any employee of such third party providing such services.

        (l) "Non-Qualified Stock Option" or "NQO" means an option which does not qualify as an ISO.

        (m) "Option Agreement" means a written agreement between a Grantee and the Company evidencing an option granted under the Plan, consistent with the provisions of Article II of the Plan.

        (n) "Service", as used herein, means the employment of an Employee by the Company or any Subsidiary or the service of a Director as a director of the Company, or the retention of an Independent Contractor (including the retention of an Independent Contractor by whom a Grantee is employed) by the Company or any Subsidiary.

        (o) "Shares" or "Shares of Stock" means shares of common stock, $.01 par value, of the Company. Shares may consist of authorized but unissued shares or shares which have been previously issued and reacquired by the Company.

        (p)  "Subsidiary"  of  the  Company,   if  any,  means  and  includes  a
"Subsidiary Corporation" as that term is defined in Section 424(f) of the Code.

               1.3 ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee, in its sole discretion, from time to time, shall determine the persons from among those eligible under the Plan to whom, and the time or times at which, options shall be granted, and the number of Shares to be subject to each option, whether an option shall be designated an ISO or a NQO and the manner in, and the price at which, such option may be exercised. In making such determinations the Committee may take into account recommendations made by management, the nature and length of Service rendered by the prospective Grantee, his or her level of compensation, his or her past, present and potential contributions to the Company and such other factors as the Committee shall in its discretion deem relevant. Subject to the express provisions of the Plan and any consents required by any applicable laws affecting the Plan and options, the Committee shall have

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authority to interpret and construe the Plan,  to  prescribe,  amend and rescind rules and regulations related to it, to determine the terms and provisions of the respective Option Agreements and to make all other determinations necessary or advisable for the administration of the Plan. Nothing contained herein shall be deemed to prevent the Committee in the sound exercise of business judgment, from canceling outstanding options and reissuing new options at a lower exercise price in the event that the Fair Market Value per share of Common Stock at any time prior to the date of exercise falls below the exercise price of options granted pursuant to the Plan. Shares subject to any such canceled options shall be immediately available for reissuance under the Plan. The determinations of the Committee under the Plan shall be conclusive and binding on all persons.

               1.4 ELIGIBILITY FOR PARTICIPATION. Any Director, Employee or Independent Contractor providing services to the Company or any Subsidiary or any employee of such Independent Contractor shall be eligible to receive options granted under the Plan, except that (i) only Employees shall be eligible to receive Incentive Stock Options and (ii) members of the Committee are not eligible to receive options under the Plan during their term of service on the Committee and for a period of one year thereafter.

               1.5 SHARES SUBJECT TO THE PLAN. Subject to adjustment as hereinafter provided, no more than 600,000 Shares may be issued pursuant to the exercise of options granted under the Plan. If any option shall expire, terminate or be canceled for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

               1.6 DURATION OF THE PLAN. Unless previously terminated by the Committee or the Board of Directors, the Plan will terminate on August 9, 2002. Such termination will not terminate any option then outstanding.

                                          ARTICLE II
                                TERMS AND CONDITIONS OF OPTIONS

               2.1 OPTIONS AND OPTION AGREEMENTS. Each option granted under the Plan shall be subject to all of the applicable terms and conditions of the Plan and shall be evidenced by an Option Agreement. The Option Agreement shall contain such terms and conditions not inconsistent with the Plan as the Committee may deem appropriate, including, among other things, when and to what extent the option is exercisable, the number of Shares that may be purchased upon exercise of an option, the price at which each Share may be purchased pursuant to the exercise of an option, the conditions to the exercise of any option and the Grantee's obligation to remain in the continuous Service of the Company. The provisions of Option Agreements need not be identical.

               2.2 EXERCISABILITY AND TERM. (a) Except as otherwise provided below, the Committee shall determine the term of each option and whether the option shall be exercisable in full or in installments and, if in installments, the number of installments. No option, however, may remain outstanding for more than ten years after the Grant Date.

        (b) Except as otherwise provided herein, an option granted under the Plan may be exercised from time to time during its term for the full number of Shares then purchasable upon exercise of the option or from time to time for any part thereof.

        (c)  Except  as  otherwise  provided  below,   options  shall  terminate
immediately upon the

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termination of the Service of the Grantee.  Options granted under the Plan shall not, however, be affected by any change of Service so long as the Grantee continues to be a Director, Employee or Independent Contractor.

        (d) If a Grantee dies while he or she is a Director, Employee or Independent Contractor or within three months after the termination of such option holder's Service by reason of retirement with the written consent of the Company, such option may be exercised within one year (or such other shorter period as determined by the Committee and specified in the Option Agreement) from the date of such Grantee's death by his or her personal representative or representatives, or by the person or persons to whom the Grantee's rights under the option pass by will or by the applicable laws of descent and distribution; provided, however, that an option may not be exercised after its expiration and provided further that such option may only be exercised for the number of Shares which could have been purchased by the Grantee on the date of his or her death.

        (e) If a Grantee voluntarily retires or quits his or her Service with the written consent of the Company or a Subsidiary, or if the Service of the Grantee is terminated by the Company or Subsidiary for reasons other than cause, such Grantee may exercise his or her option at any time prior to the expiration of the original option period as specified in the Option Agreement or the expiration of three months (or such other period as determined by the Committee and specified in the Option Agreement), whichever shall occur first; provided, however, that no option may be exercised after its expiration and provided further that the Grantee may only exercise his or her option for the number of Shares which he or she could have purchased as of the date such Grantee retired or quit his or her Service or the date the Service of such Grantee was terminated.

        (f) Notwithstanding Subsections (c), (d) and (e) above, the Committee may in its sole discretion, with respect to any or all NQOs granted by it, provide that in the event that the Service of a holder of an NQO shall terminate for any reason, including without limitation death, disability, termination with or without cause or retirement with or without the consent of the Company, the NQOs held by such holder, to the extent of the number of Shares subject to such NQO which were not purchasable by him or her on the date of termination of his or her Service, shall forthwith terminate and that any NQOs exercisable on the date of such termination shall remain exercisable until the expiration of such NQO unless earlier terminated pursuant to the provisions of this Plan or of the agreement pursuant to which the NQO is granted.

        (g) Options may be terminated at any time by agreement between the Company and the Grantee.

        (h) Nothing herein contained shall impose upon the Company the obligation to continue the Service of any Grantee. The rights of the Company to terminate the Service of a Grantee shall not be diminished or affected by reason of the granting of an Option.

               2.3 OPTION PRICE. (a) Except as provided in subsection 2.3(c) hereof, the option price per Share shall be determined by the Committee at the time the option is granted, but shall not, in the case of ISOs, be less than 100% of the Fair Market Value of a Share on the Grant Date. In the case of NQOs, the option price per Share may be less than, equal to or greater than the Fair Market Value of a Share on the Grant Date. The Committee may modify the option price of outstanding options or cancel such options and grant new options in lieu thereof at a new option price, provided that, in the case of

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ISOs,  the option price of such modified or new option may not be less than 100%
of the Fair Market Value of a Share on the date of such action by the Committee.

        (b) To the extent that the aggregate Fair Market Value (determined at the time an ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year under all incentive stock option plans of the Company and its Subsidiaries exceeds $100,000, such ISOs will be treated as NQOs. The foregoing rule shall be applied by taking ISOs into account in the order in which they were granted. In the event outstanding ISOs granted to an Employee become immediately exercisable under Section 4.1(c) hereof, such ISOs will, to the extent the aggregate Fair Market Value thereof exceeds $100,000, be treated as NQOs.

        (c) An ISO may be granted to an Employee owning, or who is considered as owning by applying the rules of ownership set forth in Section 424(d) of the Code, over ten percent of the total combined voting power of all classes of capital stock of the Company or any Subsidiary if the option price of such ISO equals or exceeds 110% of the Fair Market Value of a Share subject to the ISO and such ISO shall expire not more than five years from the date of grant.

               2.4 NONTRANSFERABILITY. No option granted under the Plan shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee solely by such Grantee.

               2.5 METHOD OF EXERCISE. A Grantee electing to exercise an option shall exercise such option by delivering to the Company written notice of such election to exercise, specifying the number of Shares such Grantee has elected to purchase, together with the option price for the Shares being purchased in accordance with the terms of Section 2.6 below.

               2.6 PAYMENT FOR SHARES. The option price shall become immediately due and payable upon exercise of the option and payment thereof shall be made to the Company as follows: (i) in cash (including check, bank draft or money order), or (ii) at the discretion of the Committee, by delivering to the Company Shares of Stock already owned by the Grantee and having a Fair Market Value on the date of exercise equal to the option price or a combination of such Shares and cash, or (iii) by any other proper method specifically approved by the Committee.


                                   ARTICLE III
                 LOANS AND FINANCIAL ACCOMMODATIONS TO GRANTEES

               3.1 PURPOSE. In order to assist the Grantee with the acquisition of Shares of Stock pursuant to the exercise of an option granted under the Plan, including the payment of any taxes resulting from such exercise, the Committee may, in its discretion, whenever, in the judgment of the Committee, such assistance is permitted by applicable law and may reasonably be expected to benefit the Company or a Subsidiary, authorize, either at the time of the grant of the option or thereafter (a) the extension of a loan to the Grantee by the Company, (b) the payment by the optionee of the purchase price of the Shares of stock in installments, (c) the guarantee by the Company of a loan obtained by the Grantee from a third party or (d) make such other reasonable arrangements to facilitate the exercise of options in accordance with applicable law.

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               3.2 TERMS OF LOAN OR  GUARANTEE.  The  Committee  or Board  shall determine the terms of any loan or guarantee made pursuant to this Article III, including the interest rate and other terms of repayment thereof, and whether such loan or guarantee shall be secured or unsecured. Each loan shall be evidenced by a promissory note having a maximum term to maturity of not more than sixty (60) months. The maximum amount of any loan or guarantee shall be the option price for Shares purchased upon exercise of an option plus (a) related interest payments and (b) the amount of tax liability incurred by the Grantee as a result of the exercise of an option. In the case of ISOs, the interest rate on any loan authorized by the Committee shall not be less than the higher of (i) the "prime" rate as from time to time in effect of a commercial bank of recognized standing or (ii) the rate of interest from time to time computed under Section 483 of the Code.

               3.3 USE OF LOANED OR GUARANTEED FUNDS. No amount loaned to a Grantee and no amount the repayment of which is guaranteed by the Company shall be used for any purpose other than payment of (i) the purchase price of Shares acquired on the exercise of an option granted or to be granted under the Plan and (ii) taxes attributable to such exercise.


                                   ARTICLE IV
                               GENERAL PROVISIONS

               4.1 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. (a) The aggregate number and class of Shares for which options may be granted under the Plan, the number and class of Shares covered by each outstanding option and the price per Share thereof (but not the total price) and each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a stock split, split-up or consolidation of Shares or any like capital adjustment or reclassification of Shares, or the payment of any stock dividends, or any other increase or decrease in the number of Shares of the Company, without receipt of consideration by the Company.

        (b) Subject to any required action by its stockholders, if the Company shall be the surviving corporation in any merger or consolidation, except as otherwise provided below, any option granted hereunder shall be adjusted so as to pertain and apply to the securities to which the holder of the number of Shares of the Company subject to the option would have been entitled in such merger or consolidation.

        (c) Upon the dissolution or liquidation of the Company or upon a merger or consolidation of the Company in a transaction in which all or substantially all of the stockholders of the Company receive cash, securities of another company or other consideration in exchange for their Shares of Stock, whether or not the Company is the surviving corporation, or upon a sale of all or substantially all of the assets of the Company, any option granted hereunder shall terminate, but the Grantee may, immediately prior to any such transaction exercise his or her option, in whole or in part, as to the full number of Shares which he or she would otherwise have been entitled to purchase during the remaining term of the option irrespective of any vesting or installment features. Notwithstanding the foregoing, the Company may elect not to permit a Grantee to exercise his or her option immediately prior to such event in accordance with the foregoing, but in lieu thereof the Company may, in its discretion and immediately prior to any such dissolution, liquidation, merger, consolidation or sale substitute or cause to be substituted a new option for his or her option, such new option to be applicable to the stock of the surviving or acquiring corporation or any of its affiliates and to be on terms no less favorable to the Grantee than those contained in his or her prior option.

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        (d)  Adjustments  and elections  under this Section 4.1 shall be made by the Committee whose determination as to what adjustments, if any, shall be made and the extent thereof shall be final, binding and conclusive.

               4.2 PRIVILEGES OF STOCK OWNERSHIP. No Grantee shall be entitled to the privileges of stock ownership as to any Shares of Stock not actually issued and delivered to him or her.

               4.3 SECURITIES REGULATIONS. (a) Each option shall be subject to the requirement that if at any time the Board shall in its discretion determine that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any federal or state law, or the approval or consent of any governmental regulatory body, is necessary or desirable in connection with the issuance or purchase of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, approval or consent shall have been effected or obtained free from any conditions not reasonably acceptable to the Board.

        (b) Unless at the time of the exercise of an option and the issuance of the Shares purchased by a Grantee pursuant thereto there shall be in effect as to such Shares a Registration Statement under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission, the Grantee exercising such option shall deliver to the Company at the time of exercise, a certificate in a form reasonably satisfactory to the Company and/or counsel to the Company (i) acknowledging that the Shares so acquired may be "restricted securities" within the meaning of Rule 144 promulgated under the Act; (ii) certifying that he or she is acquiring the Shares issuable to him or her upon such exercise for the purpose of investment and not with a view to their sale or distribution; and (iii) containing such Grantee's agreement that such Shares may not be sold or otherwise disposed of except in accordance with applicable provisions of the Act. The Company shall not be required to issue or deliver certificates for Shares until there shall have been compliance with all applicable laws, rules and regulations, including rules and regulations of the Commission.

               4.4 SUSPENSION, AMENDMENT AND TERMINATION OF THE PLAN. The Committee may at any time suspend, amend or terminate the Plan, provided that the approval of the Board of Directors of the Company will be required for any amendment which will:

        (a) increase the maximum number of Shares which may be issued pursuant the exercise of options granted under the Plan; or

        (b)    change the provisions of Section 1.4; or

        (c) permit the grant of any ISO under the Plan with an option price less than 100% of the Fair Market Value of the Shares at the time such ISO is granted; or

        (d) extend the term of options or the period during which options may be granted under the Plan; or

        (e) materially increase the benefits provided under the Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

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

        The power of the Committee to amend the Plan under this Section 4.4 is subject in certain instances to the requirements of the Exchange Act and other provisions of applicable law which may require stockholder approval of such amendments in order to achieve the Company's objectives and the purposes of the Plan.

        Unless the Plan shall theretofore have been terminated by the Committee or the Board of Directors, the Plan shall terminate August 9, 2002. No option may be granted during the term of any suspension of the Plan or after termination of the Plan. The amendment or termination of the Plan shall not, without the written consent of the Grantee, alter or impair any rights or obligations of such Grantee under any option theretofore granted under the Plan.

        With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

               4.5 EFFECTIVE DATE. The effective date of the Plan shall be August 10, 1992, subject to the approval by the holders of a majority of the Company's outstanding stock within one year of such effective date. Notwithstanding anything in the Plan to the contrary, if the Plan shall have been approved by the Board prior to such stockholder approval, options may be granted by the Committee as provided herein subject to such subsequent stockholder approval.


                                    ARTICLE V
                             NON-EMPLOYEE DIRECTORS

               5.1 GRANT OF OPTIONS. Each Non-Employee Director shall be entitled to receive, on the date such Non-Employee Director is first elected as a Director of the Company and on each anniversary thereof (each, an "Award Date"), non-qualified stock options to purchase 5,000 Shares. The purchase price per share of Common Stock under each option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock on the applicable Award Date. Such options shall become exercisable as to 20% of the Shares covered thereby one year after the Award Date and as to an additional 20% of the Shares covered thereby on each of the four succeeding anniversaries of the Award Date on which such Non-Employee Director is then a Non-Employee Director and has served continuously as such since the Award Date. Each option granted under the plan to Non-Employee Directors shall constitute a non-qualified stock option. All instruments evidencing options granted to Non-Employee Directors under the Plan shall be in such form as shall be consistent with the Plan. For purposes of the Plan, the term Non-Employee Director shall mean any Director of the Company who is not an Employee and who is not on the Award Date providing and has not at any time within six months prior thereto provided, legal or consulting services to the Company.

               5.2 AMENDMENT OF THIS ARTICLE. The provisions of this Article 5 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the Rules thereunder.

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
                                           Exhibit B


Just Toys, Inc.
50 West 23rd Street
New York, New York 10010


Ladies and Gentlemen:

        Notice is hereby given of my election to purchase [ ] shares of Common Stock, $.01 par value (the "Shares"), of Just Toys, Inc., at a price of $
                                                                            ----
per Share, pursuant to the Company's Stock Option Plan. Enclosed in payment for the Shares is :


                             my check in the amount of $         .
                      -------                           ---------

        *               Shares   having  a  total   value  of  $   , such  value
         ------ --------                                        ---
being based on the closing price(s) of the shares on the date hereof.

        The following information is supplied for use in issuing and registering the Shares purchased hereby:

        Number of Certificates and
        Denominations
                                                                   -------------
        Name
                                                                   -------------
        Address
                                                                   -------------
                                                                   -------------




        Social Security Number
                                                                   -------------

Dated:
      ------------------------


                                                               Very truly yours,

                                                               -----------------



- ---------------
* Subject to the approval of the Stock Option Committee.


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